Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

UNION BANK, N. A.

(Exact name of Trustee as specified in its charter)

94-0304228

I.R.S. Employer Identification No.

350 California Street, 11th Floor San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

Sonia N. Flores

Union Bank, N.A.

350 California Street

Corporate Trust - 11th Floor

San Francisco, CA 94104

(415) 273-2519

(Name, address and telephone number of agent for service)

Alpha Natural Resources, Inc.

(Issuer with respect to the Securities)

(STATE OF DOMICILE)	(TAXPAYER ID)
Delaware	42-1638663
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

(ADDRESS)	(ZIP CODE)
One Alpha Place, P.O. Box 16429, Bristol, VA	24209

Senior Debt Securities

(Title of the indenture securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Trustee is authorized to exercise corporate trust powers.

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

Not Applicable.

In answering this item, the trustee has relied, in part, upon information furnished by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information. The trustee has also examined its own books and records for the purpose of answering this item.

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee now in effect.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing By-Laws of the Trustee.*

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. Attached as Exhibit 6.

7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority. Attached as Exhibit 7.

*	Exhibits 1 through 4 are incorporated herein by reference to Form T-1 as presented on Form S-4 Registration No. 333-103873 filed with the SEC.

NOTE

The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, Union Bank, N. A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of San Francisco, State of California on the 1st day of March, 2013.

Union Bank, N.A.

By:	/s/ Sonia N. Flores
Vice President

2

EXHIBIT 6

CONSENT OF THE TRUSTEE

REQUIRED BY SECTION 321(b) OF THE ACT

March 1, 2013

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen:

In connection with the qualification of an indenture for senior indebtedness between Alpha Natural Resources, Inc. (the “Company”) and Union Bank, N.A. (the “Trustee”), the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that reports of examinations of the undersigned by federal, state, territorial, or district authorities authorized to make such examinations may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

Sincerely,

Union Bank, N.A.

By:	/s/ Sonia N. Flores
Corporate Trust Vice President

EXHIBIT 7

CONSOLIDATED REPORT OF CONDITION OF

Union Bank, N.A

of Los Angeles in the State of California, at the close of business December 31, 2012 published in response to call made by the Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter 21541

BALANCE SHEET

Dollar Amounts
In Thousands
ASSETS

Cash and balances due from depository institutions:
Non-interest-bearing balances and currency and coin	$1,845,104
Interest-bearing balances	$3,476,454
Securities:
Held-to-maturity securities	$1,102,867
Available-for-sale securities	$21,262,137
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	$150,000
Securities purchased under agreements to resell	$19,146
Loans and lease financing receivables:
Loans and leases held for sale	$77,193
Loans and leases, net of unearned income	$59,272,591
LESS: Allowance for loan and lease losses	$638,640
Loans and leases, net of unearned income and allowance	$58,633,951
Trading assets	$1,208,118
Premises and fixed assets	$709,521
Other real estate owned	$111,492

Investments in unconsolidated subsidiaries and associated companies	$645,308
Direct and indirect investments in real estate ventures	$—
Intangible assets:
Goodwill	$2,941,501
Other intangible assets	$376,123
Other assets	$3,763,817

Total assets	$96,322,732

Exhibit 7

LIABILITIES
Deposits:
In domestic offices	$74,479,140
Noninterest-bearing	$25,572,474
Interest-bearing	$48,906,666
In foreign offices, Edge and Agreement subsidiaries, and IBFs	$617,918
Noninterest-bearing	$—
Interest-bearing	$617,918
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	$118,500
Securities sold under agreements to repurchase	$4,458
Trading liabilities	$895,171
Other borrowed money	$5,263,926
Subordinated notes and debentures	$728,741
Other liabilities	$2,066,059

Total liabilities	$84,173,913

EQUITY CAPITAL

Perpetual preferred stock and related surplus	$—
Common stock	$604,577
Surplus	$8,113,189
Retained earnings	$3,676,606
Accumulated other comprehensive income	$(509,431)
Other equity capital components	$—

Total bank equity capital	$11,884,941
Noncontrolling (minority) interests in consolidated subsidiaries	$263,878
Total equity capital	$12,148,819

Total liabilities, minority interest, and equity capital	$96,322,732